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                                                                    EXHIBIT 5.1




                            GREENBERG TRAURIG, P.A.


                               SEPTEMBER 17, 1999


RailAmerica, Inc.
5300 Broken Sound Boulevard, N.W.
Boca Raton, Florida  33487

Ladies and Gentlemen:

         We have acted as counsel for RailAmerica, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 3,130,907 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be disposed of from time to time by the selling shareholders (the "Selling Shareholders") named therein. Of the shares of Common Stock offered thereby, 2,254,544 are issuable to the Selling Shareholders, or their permitted assignees, upon the conversion of the Company's 6% Junior Convertible Subordinated Debentures (the "Debentures") issued in connection with the Company's private placement completed in August 1999; 676,363 are issuable to the Selling Shareholders, or their permitted assignees, upon exercise of warrants issued in connection with the Company's August 1999 private placement; and 200,000 are issuable to Stonegate Securities, Inc. ("Stonegate") or its permitted assignees, upon the exercise of warrants issued to Stonegate in connection with its placement agent services performed on behalf of the Company (all of such warrants being referred to sometimes as the "Warrants").

         In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the letter agreement dated July 22, 1999, by and between Stonegate and the Company; the Debentures; the Warrants; the Company's Certificate of Incorporation (as amended) as filed with the Secretary of State of the State of Delaware; the Company's bylaws and corporate minute book; and such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and are, or when issued pursuant to the terms of the Debentures and Warrants, as applicable, will be, validly issued and are, or when issued in accordance with the terms thereof will be, fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving





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RailAmerica, Inc.
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such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                             Very truly yours,

                                             GREENBERG TRAURIG, P.A.



                                             By: /s/ Fern S. Watts
                                                 ------------------------------
                                                     Fern S. Watts